EXHIBIT 10.7

OPTI-HARVEST, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of _________________, 2021 (the “Effective Date”), by and among Opti-Harvest, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth herein, the Company is willing to sell to each stockholder of the Company that is an “accredited investor”, as defined pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), senior convertible promissory notes (each a “Note,” and collectively, the “Notes”), together with corresponding warrants to purchase shares of the Company’s capital stock (“Warrants”);

WHEREAS: As a condition to the Company entering into this Agreement, the Company and the Investors are entering into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) of even date herewith; and

WHEREAS, unless otherwise stated, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the form of Note, in substantially the form of Exhibit B hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

The Notes and Warrants

1.1. Issuance of Convertible Promissory Notes. Subject to all of the terms and conditions of this Agreement, at each Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and each of the Investors severally agrees to purchase, a Note in the principal amount set forth opposite such Investor’s name on the Schedule of Investors. The securities into which the Notes are convertible are referred to herein as the “Note Conversion Shares.” The obligations of the Investors to purchase Notes are several and not joint. The aggregate principal amount of all Notes that may be issued and sold hereunder shall not exceed $4,000,000 (the “Total Note Principal Amount”).

1.2. Warrants to Purchase Shares. In consideration for the purchase by each Investor of such Investor’s Note at the Initial Closing or an Additional Closing (as defined below), the Company will issue to such Investor at each such Closing a Warrant, in substantially the form of Exhibit C hereto, for a purchase price equal to 0.01% of the principal amount of the corresponding Note. The Company and each Investor agree that such purchase price allocation represents the parties’ good faith allocation of the purchase price of the Notes and Warrants and shall be used for all purposes, including income tax reporting by the Company. The securities for which the Warrants are exercisable are referred to herein as the “Warrant Shares.” The Notes and the Note Conversion Shares, the Warrants and the Warrant Shares, and the Common Stock issuable upon conversion of the Note Conversion Shares and Warrant Shares, are sometimes collectively referred to herein as the “Securities.”

1.3. Place and Date of Closing. Subject to the terms and conditions of this Agreement, the purchase, sale and issuance of the Notes and Warrants shall take place at one (1) or more closings (each, a “Closing”).

(a) Initial Closing. The initial Closing (the “Initial Closing”) shall take place at a location mutually agreed to by the parties hereto, at 1:00 p.m. Pacific time, on or around ____________, 2021, or at such other time as the Company and a majority in interest of the Investors participating in the Initial Closing may determine.

(b) Additional Closings. The Company may sell and issue at one (1) or more additional Closings (each, an “Additional Closing”), at such times and places as determined by the Company, in its sole discretion (each, an “Additional Closing Date”), up to the balance of the unissued Notes (the “Remaining Amount”). The Company may conduct such Additional Closings until the date that is sixty (60) days following the Initial Closing (the end of such period, the “Final Closing Date”). After each Additional Closing, the Company shall update the Schedule of Investors to list any Other Investors purchasing Notes and Warrants hereunder.

(c) General. For the avoidance of doubt, each of the Initial Closing and each Additional Closing is referred to herein as a “Closing.” Each of the Initial Closing Date and each Additional Closing Date is referred to herein as a “Closing Date.” At each Closing, the Company will deliver to each Investor the Note and Warrant to be purchased by such Investor, against receipt by the Company of the corresponding principal amount funded by such Investor and the purchase price of the corresponding Warrant. Each of the Notes and the Warrants will be registered in such Investor’s name in the Company’s records.

1.4. Definitions.

(a) “Transaction Documents” shall mean this Agreement, the Notes, the Warrants and the Investors’ Rights Agreement.

1.5. Use of Proceeds. The proceeds of the sale and issuance of the Notes and Warrants shall be used for operating expenses in connection with the consummation of the Company’s first underwritten public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of not less than $10,000,000 of the Company’s equity securities, as a result of or following which the Company shall be a reporting issuer under the Securities and Exchange Act of 1934, as amended, and its common stock be listed on the Nasdaq Stock Market.

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1.6. Payments. The Company will make all cash payments due under the Notes in immediately available funds by 1:00 p.m. Pacific time on the date such payment is due at the address for such purpose specified below each Investor’s name on the Schedule of Investors, or at such other address, or in such other manner, as an Investor or other registered holder of a Note may from time to time direct in writing.

SECTION 2

Representations and Warranties of the Company

A Schedule of Exceptions, attached hereto as Exhibit D (each, a “Schedule of Exceptions”) shall be delivered to the Investors in connection with each Closing. Except as set forth on the Schedule of Exceptions, which exceptions shall be deemed to be representations and warranties hereunder, delivered to the Investors at the applicable Closing, the Company hereby represents and warrants to the Investors as follows:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite legal and corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Transaction Documents, to issue and sell the Notes and the Note Conversion Shares, and the Warrants and the Warrant Shares, and to perform its obligations pursuant to the Transaction Documents. The Company is presently qualified to do business as a foreign corporation in California and in each other jurisdiction where the failure to be so qualified has had or could reasonably be expected to have a material adverse effect on the Company’s financial condition, operations, properties, assets, liabilities, prospects or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

2.2. Subsidiaries. The Company does not own or control (and has never owned or controlled), directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

2.3. Capitalization. Immediately prior to the Initial Closing:

(a) The authorized capital stock of the Company will consist of: (i) 50,000,000 shares of Common Stock, of which 32,342,158 shares are issued and outstanding; and (ii) 1,000,000 shares of Preferred Stock, consisting of one (1) share of which is designated Series A Preferred Stock, of which one(1) share is issued and outstanding.

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(b) The outstanding shares of capital stock of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved 7,000,000 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Stock Plan”), under which options or other rights to purchase 4,325,000 shares of Common Stock are issued and outstanding, 2,675,000 shares of Common Stock remain available for issuance, and no shares of Common Stock have been issued upon exercise of stock options or other rights previously granted, each as of the date of this Agreement.

(d) Except for the: (i) the Notes and the Note Conversion Shares; (ii) the Warrants and the Warrant Shares; (iii) the conversion privileges of the Preferred Stock; (iii) the shares reserved for issuance pursuant to the 2016 Stock Plan as described above; and (v) warrants to purchase up to 2,464,375 shares of Common Stock at a weighted average exercise price of $3.00 per share, there are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal or similar rights) to purchase any of the Company’s authorized and unissued capital stock.

2.4. Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for: (a) the authorization, execution and delivery of the Transaction Documents by the Company; (b) the authorization, sale, issuance and delivery of the Notes and Warrants at each Closing, the Note Conversion Shares issuable upon conversion of the Notes, the Warrant Shares issuable upon exercise of the Warrants, and the Common Stock issuable upon conversion of the Note Conversion Shares and Warrant Shares; and (c) the performance of all of the Company’s obligations under the Transaction Documents has been taken or will be taken prior to the Initial Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (ii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may further be limited by applicable laws and principles of public policy.

2.5. Financial Statements. The Company has made available to the Investors: (a) the audited balance sheet as of December 31, 2020 and the related statements of operations and cash flows for the fiscal year then-ended; and (b) the unaudited balance sheet and related statements of operations and cash flows as of and for the six (6)-month period ended June 30, 2021 (the “Financial Statements”). With the exception of the items noted in Section 2.5 of the Schedule of Exceptions, the Financial Statements are true and correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may exclude certain footnotes required under GAAP and are subject to normal year-end audit adjustments, which are not expected to be material either individually or in the aggregate. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to June 30, 2021. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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2.6. Material Contracts.

(a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (written or otherwise) which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000; (ii) the license of any patent, trademark, copyright, trade secret or other proprietary right to or from the Company; (iii) provisions restricting or affecting the development, manufacture, license, marketing, distribution or sale of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights (each, a “Material Contract” and, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract is in default under the terms any such Material Contract.

(b) Except for: (i) agreements explicitly contemplated hereby; (ii) option agreements and stock purchase agreements with employees, directors and consultants in the Company’s service (including all exhibits to such option and stock purchase agreements); (iii) offer letters of employment with the Company’s employees and similar letters and/or agreements with other service providers to the Company; and (iv) agreements set forth under Section 2.6(b) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or holders of the Company’s outstanding capital stock or any affiliate thereof, including, without limitation, spouses, or family members of any such officer, director or holders of such outstanding capital stock.

(c) The Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred or guaranteed any indebtedness for money borrowed or incurred or guaranteed any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights (other than in the ordinary course of business of the Company).

For the purposes of subsections (a) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company knows to be affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

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2.7. Intellectual Property.

(a) The Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of: (i) all patents and patent applications owned by the Company; (ii) all registered and unregistered trademarks, service marks and trade names and applications therefor, owned or claimed to be owned by the Company; and (iii) all registered and material unregistered copyrights and copyright applications owned by the Company. The Company has previously disclosed to the Investors all information, documents and material that is actually known by the Company and that, as of the date of this Agreement, is substantive or material in connection with or related to its Intellectual Property as it relates to the Company’s business as currently conducted, including, without limitation, with respect to any patents owned or used in its business. The Company has taken all steps necessary or prudent to maintain and protect its right, title and interest in and to its Intellectual Property (as defined below), including in response to any actions taken by governmental authorities, as are customary for similarly situated companies engaged in the same or similar business. For purposes of this Agreement, the term “Intellectual Property” means all know how, intellectual property, inventions (whether or not patentable), discoveries, processes, machines, manufactures, compositions of matter, improvements, techniques, methods, ideas, concepts, procedures, formulas, designs, technical data, medical analysis, product development data, clinical and research data, technology secret processes, trade secrets, prototypes, specifications, plans, software, promotional and marketing materials, any patents or patents applications, any registered and unregistered trademarks, service marks and trade names and applications therefor, any registered and unregistered copyrights, copyright applications and copyright renewals, and all goodwill associated with any of the foregoing.

(b) The Schedule of Exceptions sets forth a complete list of all licenses, agreements, authorizations and/or permissions pursuant to which the Company uses any one (1) or more items of Intellectual Property licensed from third parties in connection with the ongoing business of the Company (“Licensed IP Agreements”), other than software that is generally commercially available at retail. The Company has made available to the Investors correct and complete copies of each of the Licensed IP Agreements. Each of the Licensed IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the Licensed IP Agreements, and is not in breach of any of the Licensed IP Agreements, and, to the Company’s knowledge, no other party to any of the Licensed IP Agreements is in breach thereof. The Company has not granted any sublicense or similar right with respect to the Licensed IP Agreements. The Company has not received any notice that the other parties to the Licensed IP Agreements intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The consummation of the transactions contemplated hereby and by the other Agreements will not cause a breach of any of the Licensed IP Agreements. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(c) The Schedule of Exceptions sets forth a complete list of all licenses and agreements pursuant to which the Company has granted to any person or party a license or sublicense to use any one (1) or more items of Intellectual Property used by the Company in connection with the ongoing business of the Company (“IP Agreements”), exclusive of any evaluation license or non-disclosure agreements related to the Company’s third party evaluation process. The Company has made available to the Investors correct and complete copies of each of the IP Agreements. Each of the IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the IP Agreements, and is neither in breach of, nor has incurred any indemnification obligations under, any one or more of the IP Agreements. The Company has not granted any sublicense or similar right with respect to the IP Agreements. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not cause a breach of any of the IP Agreements.

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(d) The Company possesses all right, title and interest in and to, and is the sole and exclusive owner of the Intellectual Property, including, without limitation, all patents, trademarks and copyrights (and any applications for any of the foregoing), listed on the Schedule of Exceptions. The Company is the sole and exclusive licensee of the Licensed IP Agreements, and has the right to use such Intellectual Property in the operation of its business as presently conducted and as presently proposed to be conducted. As of the Initial Closing, the Company has not received any written notice that its rights in such Intellectual Property have been or will be declared unenforceable or otherwise invalid by any court or governmental authority. No infringement, misuse or misappropriation of any such Intellectual Property by a third party has come to the Company’s attention, either orally or in writing.

(e) No third party has made a claim, assertion or, to the Company’s knowledge, threatened assertion, either orally or in writing, that the Company is interfering with, infringing, misusing, misappropriating or otherwise conflicting with such third party’s Intellectual Property.

(f) Except as set forth in the Schedule of Exceptions, the Intellectual Property owned or otherwise used by the Company is free and clear of all material liens or other restrictions, and no such item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending (or, to the Company’s knowledge, threatened) against the Company, which challenges the legality, validity, enforceability or ownership of, or the right of the Company to use, any one or more items of the Intellectual Property owned or used by the Company in connection with its business as currently conducted. Except as set forth in the Schedule of Exceptions, the Company has not agreed to indemnify any person or party for or against any interference, infringement, misappropriation, or other conflict with respect to any one or more items of the Intellectual Property owned or licensed by the Company.

(g) The Company has taken all steps reasonably necessary to ensure that it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any third party in the conduct of its business as presently conducted, and the Company has no knowledge of any such interference, infringement, misappropriation or conflict. To the knowledge of the Company, the operation of the business of the Company and the manufacture, marketing, sale or distribution of the Company’s products has not and does not interfere with, infringe upon or constitute misappropriation of the Intellectual Property rights of any third party.

(h) No director, officer, stockholder, employee of or consultant to or other affiliate of the Company owns, directly or indirectly, in whole or in part, any interest in any of the Intellectual Property owned or used by the Company.

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(i) The Company has not disclosed to any person or party, other than in the ordinary course of business of the Company, consistent with past practice and pursuant to valid written non-disclosure and non-use agreements, any proprietary or otherwise confidential information relating to the Intellectual Property owned or licensed by the Company. The Company has at all times maintained reasonable procedures to protect all trade secrets and other confidential information of the Company. The Company and, to the Company’s knowledge, each other party to any Licensed IP Agreement or IP Agreement, is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property owned, developed or licensed by the Company (unless required by law) and no event has taken place, including the execution and delivery of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby or any related change in the business activities of the Company, that would give rise to such obligation. The Company has disclosed trade secrets solely as required for the conduct of its business in the ordinary course and solely under non-disclosure and non-use agreements.

2.8. Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) liens for current taxes not yet due and payable; (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (c) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (d) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto, and which have not arisen otherwise than in the ordinary course of business of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.9. Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate or Bylaws, each as amended to date, or in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Securities, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as amended to date, or any of its agreements, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

2.10. Litigation. There are no claims, arbitrations, complaints, chares, actions, suits, proceedings or investigations pending against the Company or its properties or against any current or former officer, director or employee in their capacity as such or that questions the validity of the Agreement of the rights of the Company to enter into them or to consummate the transactions contemplated thereby (nor has the Company received notice of any threat of any of the foregoing). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There are no claims, arbitrations, complaints, charges, actions, suits, proceedings or investigations by the Company pending or which the Company intends to initiate against any other person or entity.

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2.11. Compliance with Health Care Laws.

(a) The Company meets, in all respects, the requirements of participation and payment of all Government Health Care Programs (as defined below) in which it participates or to which it submits any invoices or bills, and is a party to valid participation agreements for payment by such Government Health Care Programs if the Company bills a particular Government Health Care Program for services or procedures or is otherwise required to meet such requirements. There is no action pending, received or, to the knowledge of the Company, threatened against the Company that relates directly to a violation of any laws pertaining to the Government Health Care Programs or that could result in the imposition of penalties or the exclusion by any of them from participation in any Government Health Care Program. For purposes of this Agreement, the term “Government Health Care Program” means any program operated or funded (in whole or in part) by any governmental entity that provides or pays for the delivery of health care services, supplies or equipment, including, without limitation, Medicare and Medicaid.

(b) The Company is in compliance with all applicable Health Care Laws, in all material respects. For purposes of this Agreement, the term “Health Care Laws” means all federal or state, civil or criminal health care laws applicable to the Company or its business that pertain to the delivery of or payment for health care services or products; the operation of Government Health Care Programs; medical device marketing or manufacturing; certification requirements for the provision of health care services; conduct of medical research; handling of medical devices; reprocessing of medical devices; and/or handling of medical waste or infectious materials, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws, SSA § 1128 (42 U.S.C. 1320a-7), or the regulations promulgated pursuant to such laws, and comparable state and federal laws and regulations applicable to the Company or its business.

(c) All material reports, documents, applications, claims and notices required to be filed, maintained, or furnished to any governmental entity with respect to the marketing, sale or manufacture by the Company of any item or service marketed, sold or manufactured by or on behalf of the Company have been so filed, maintained or furnished, except to the extent that any failure to do so would not have a Material Adverse Effect. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filings. All reports required to be filed by the Company with any governmental entity regarding any incidents, injuries or defects in any products marketed, sold or manufactured by the Company have been timely filed.

(d) Neither the Company, nor any employee, owner or officer of the Company (to the extent applicable) has ever been excluded from participation in any Government Health Care Program.

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2.12. FDA Compliance.

(a) The operations of the Company, including, without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all products, are in compliance in all material respects with all applicable federal and state laws and permits held by the Company including, without limitation, those administered by the Food and Drug Administration (the “FDA”) relating to the business, assets, properties, products, operations or processes of the Company. There are no actual or, to the knowledge of the Company, threatened actions against the Company by the FDA or any other governmental entity that has jurisdiction over the operations of the Company. The Company has not received notice of any pending or threatened claim, and the Company has no knowledge that any governmental entity is considering such action.

(b) The Company has not received any FDA Form 483 notice of adverse findings, warning letters, untitled letters or other written correspondence or notice from the FDA, or other governmental entity alleging or asserting noncompliance with any applicable federal or state laws or permits, and the Company has no knowledge that the FDA or any governmental entity is considering such action.

(c) All studies, tests and preclinical and clinical trials being conducted by or on behalf of the Company are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable federal and state laws. The Company has not received any notices, correspondence or other communication from the FDA or any other governmental entity requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company, or in which they have participated, and the Company has no knowledge that the FDA or any other governmental entity is considering such action.

(d) The manufacture of products by, or on behalf of, the Company is being conducted in compliance in all material respects with all applicable laws including the FDA’s Quality Systems Regulation. In addition, the Company, and, to the Company’s knowledge, any third-party manufacturer of products on the Company’s behalf, are in material compliance with all applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207.

(e) The Company is not the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA. The Company has not, to the Company’s knowledge, committed any act, made any statement, or failed to make any statement that would provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto.

(f) To the extent that the Company markets or sells any products or services in any jurisdiction outside of the United States, or manufactures any products outside of the United States, the Company has acted in compliance in all material respects with the applicable laws of such jurisdiction pertaining to the approval of marketing or sale of such medical devices; the use of good manufacturing practices; and such other laws and regulations that that pertain to the same subject area under the jurisdiction of the FDA.

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2.13. Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Notes and the Note Conversion Shares, and the Warrants and the Warrant Shares, or the consummation of any other transaction contemplated by this Agreement or any of the other Transaction Documents, except: (a) the filing of such notices as may be required under the Securities Act; and (b) such filings as may be required under applicable state securities laws, which have been made or will be made in a timely manner.

2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority materially necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15. Environmental and Safety Laws. To the knowledge of the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16. Tax Returns and Payments. The Company has duly and timely filed all material tax returns (federal, state, local and foreign) required to be filed by it and there are no waivers of applicable statutes of limitations in effect with respect to taxes for any year. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Initial Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised: (a) that any of its returns, federal, state or other, have been audited in the past or are being audited as of the date hereof; or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.17. Offering. Assuming the accuracy of the Investors’ representations and warranties in Section 3, the offer, sale and issuance of the Securities constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

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2.18. Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.19. Employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company (subject to general principles related to wrongful termination of employees) and no severance or other payments will be due upon any such termination. There is no strike, labor dispute or union organization activities pending or, to the Company’s knowledge, threatened between it and its employees. To the knowledge of the Company, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. The Company has complied with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

2.20. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has made all required contributions and has no liability to any employee benefit plan required to be set forth on Section 2.20 of the Schedule of Exceptions and has complied in all material respects with all applicable laws for any such plan.

2.21. Disclosure. The Company has provided each Investor with all the information regarding the Company that such Investor has requested for deciding whether to purchase the Notes and Warrants. Neither the Transaction Documents nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections made available to the Investors.

2.22. Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated. The Schedule of Exceptions lists all of the insurance policies maintained by the Company, including the name of the insurer and the type and amount of coverage.

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2.23. Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.24. Subsequent Events. Since June 30, 2021, there has not been:

(a) any change in the business, assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused or could not reasonably be expected to cause, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Company;

(h) any material mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any intellectual property of the Company;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

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(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that has had or could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.24.

SECTION 3

Representations and Warranties of the Investors

Each Investor hereby represents and warrants, severally and not jointly, and only with respect to itself, to the Company with respect to the purchase of the Securities, as follows:

3.1. No Registration. Such Investor understands that the Securities, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

3.2. Investment Intent. Such Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

3.3. Investment Experience. Such Investor, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor, can protect its own interests. Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

3.4. Speculative Nature of Investment. Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

3.5. Access to Data. Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the Company’s business, management and financial affairs. Such Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 (each as modified by the Schedule of Exceptions referred to therein) of this Agreement or the right of the Investors to rely thereon.

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3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7. Residency. The residency of such Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

3.8. Rule 144. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. Such Investor acknowledges and understands that notwithstanding any obligation under the Investors’ Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities, and that, in such event, such Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. Such Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. Such Investor understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.9. No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

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3.10. Authorization.

(a) Such Investor has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all of such Investor’s obligations under the Transaction Documents, has been taken or will be taken prior to the Initial Closing.

(b) The Transaction Documents (as applicable), when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against such Investor in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable law and principles of public policy, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Documents (as applicable) by such Investor or the performance of such Investor’s obligations hereunder or thereunder.

3.11. Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Documents.

3.12. Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

3.13. Legends. Such Investor understands and agrees that the Notes and the Note Conversion Shares, the Warrant and the Warrant Shares, or any other securities issued in respect of the Notes, the Note Conversion Shares, the Warrants and/or the Warrant Shares upon any applicable stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Transaction Documents or under applicable federal or state securities laws.

3.14. Exculpation. Such Investor acknowledges that it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

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3.15. Investment Representations, Warranties and Covenants by Non-United States Persons. If such Investor is not a U.S. person (as defined in Regulation S promulgated under the Securities Act (“Regulation S”)) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act, such Investor has been advised and acknowledges that: (a) in issuing and selling the Securities to such Investor pursuant to this Agreement, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act; (b) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one (1)-year “distribution compliance period” (or a six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the applicable Closing; (c) notwithstanding the foregoing, prior to the expiration of the one (1)-year “distribution compliance period” (or six (6)-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the Closing (the “Restricted Period”), the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (i) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, or (ii) the offer and sale is outside the United States and to other than a U.S. person; and (d) until the expiration of the Restricted Period, such Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person, unless pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

3.16. Representations by Non-United States Persons. If such Investor is not a U.S. person, such Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with any offer to acquire the Securities or any use of this Agreement, including: (a) the legal requirements within such Investor’s jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. Such Investor’s subscription and payment for, and such Investor’s continued beneficial ownership of, Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

SECTION 4

Covenants of the Company

For so long as any Notes held by the Investors are outstanding:

4.1. Negative Pledge. The Company hereby agrees not to license, pledge, create a lien on or otherwise encumber any of the Company’s properties and assets without the consent of the Majority in Interest of Investors, except for Permitted Liens. For purposes of this Agreement, the term “Permitted Liens” means: (a) Liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves have been established on the Financial Statements, as required under GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s and other like Liens and charges incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and, in either case, do not, individually or in the aggregate, exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (c) Liens on inventory held by suppliers thereof that are incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and do not, individually or in the aggregate, exceed $50,000; (d) the interests of the lessors and sublessors of any such leased properties; (e) Liens arising in connection with worker’s compensation and unemployment insurance incurred, in each case, in the ordinary course of business that do not, individually or in the aggregate exceed $50,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (f) purchase money Liens that arise in the ordinary course of business; (g) restrictions on the use of property or minor irregularities of title as normally exist with respect to properties similar to the Company’s properties that arise in the ordinary course of business which do not in the aggregate materially impair the ownership or use thereof in the operation of the business of the Company; (g) any Liens in favor of SVB pursuant to that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Company and SVB, as amended to date; and (h) extensions, renewals and replacements of the foregoing Liens with respect to the property covered by the Lien extended, renewed or replaced.

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4.2. Registration Rights. The shares of Common Stock issuable upon conversion of the securities underlying the Notes and Warrants shall be included in the definition of “Registrable Securities” under the Investors’ Rights Agreement.

4.3. Reservation and Issuance of Common Stock Issuable Upon Conversion of Notes and/or Exercise of Warrants.

(a) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purposes of effecting: (i) the conversion of the Notes into such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Notes; and (ii) the exercise of the Warrants for the purchase of such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants. If at any time the number of shares of Common Stock that are authorized but unissued shall not be sufficient to effect the conversion of the then-entire outstanding principal amount of the Notes and the exercise of the Warrants in full, without limitation of such other remedies as shall be available to the Investors, the Company shall use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase the number of reserved shares of its Common Stock that are authorized but unissued to such number of shares as shall be sufficient for issuance of the full amount of shares of Common Stock necessary to effect the conversion of the Notes and the exercise of the Warrants.

(b) Limitation on Issuance of Reserved Shares of Common Stock. The Company shall: (i) maintain the reserved shares of Common Stock so as to only be issuable upon conversion of the Notes and exercise of the Warrants in accordance with their terms; and (ii) take no corporate or other action which may cause the reserved shares of Common Stock to be issued or become issuable upon any event, occurrence or other circumstance other than the conversion of the Notes and the exercise of the Warrants in full.

4.4 Limitation on Certain Transactions. Commencing from the date this Agreement is signed, and until the earlier of Note repayment or conversion, the Company shall not, directly or indirectly, without prior written consent (which consent shall not be unreasonably withheld) of a Significant Holder, as such term is defined in the Investors’ Rights Agreement: (a) change the nature of its business; (b) sell, divest, or change the structure of any material assets other than in the ordinary course of business; (c) enter into any variable rate transactions, or (d) accept Merchant-Cash-Advances (MCA) or similar financing instruments, unless approved by lender.

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SECTION 5

Conditions to Closing of the Investors

Each Investor’s obligations at each Closing are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by such Investor participating in the applicable Closing:

5.1. Representations and Warranties. Except as set forth herein, the representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all material respects on the applicable Closing Date.

5.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

5.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

5.4. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

5.5. Transaction Documents. The Company shall have duly executed and delivered to the Investors the following Transaction Documents:

(a) This Agreement;

(b) Each Note and Warrant issued hereunder; and

(c) The Investors’ Rights Agreement, in substantially the form of Exhibit E hereto.

5.6. Corporate Documents. With respect to the Initial Closing only, the Company shall have delivered to the Investors each of the following:

(a) A certificate of the Secretary of the Company, dated as of the Initial Closing Date, in substantially the form of Exhibit F hereto, certifying that: (i) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (ii) attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Initial Closing Date; (iii) attached thereto are true and correct copies of resolutions duly adopted by the Company’s Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (iv) attached thereto are true and correct copies of the resolutions duly adopted by the stockholders of the Company and continuing in effect, which resolutions ratify and approve the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; and

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(b) A certificate of the Secretary of State of the State of Delaware, certified as of a recent date prior to the Initial Closing Date, with respect to the good standing of the Company.

SECTION 6

Conditions to Obligations of the Company

The Company’s obligation to issue and sell the Notes and Warrants at each Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1. Representations and Warranties. The representations and warranties made by the applicable Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date.

6.2. Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

6.3. Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which such Investors or the Company are subject.

6.4. Transaction Documents. Each Investor shall have duly executed and delivered to the Company the following Transaction Documents:

(a) This Agreement; and

(b) The Investors’ Rights Agreement.

6.5. Purchase Price. Each Investor shall have delivered to the Company the purchase price in respect of the Note and Warrant being purchased by such Investor at the applicable Closing.

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SECTION 7

Miscellaneous

7.1. Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified only upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that in no event may any such amendment, waiver or modification materially adversely affect any holder of Notes in a different or disproportionate manner unless agreed to in writing by such materially adversely affected holder; and provided, further, no such amendment, waiver or modification shall: (i) reduce the principal amount of any Note without the affected holder’s written consent, or (ii) reduce the rate of interest of any Note without the affected holder’s written consent. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as an Investor hereunder in connection with the Additional Closing without the consent of any other Investor (except as provided in Section 1.3(b)), by delivery to the Company of a counterparty signature page to this Agreement. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Investor” for all purposes hereunder and the Schedule of Investors hereto shall be updated to reflect the addition of such Investor.

7.2. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

7.3. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the applicable Closing of the transactions contemplated hereby.

7.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.5. Entire Agreement. This Agreement (including the schedules and exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.6. Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s principal executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and: (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

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7.7. Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

7.8. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor at the Investor’s address, facsimile number or electronic mail address as shown on the Schedule of Investors, as may be updated in accordance with the provisions hereof, or if any such Investor does not furnish such an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of such Investor for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Thomas Puzzo, Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered; (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.9. Fees and Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

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7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

7.11. Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

7.12. Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Securities to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.13. Market Standoff. Each Investor agrees that all Securities shall be subject to the market standoff provisions of Section 2.10 of the Investors’ Rights Agreement.

7.14. Pari Passu Notes. The Company and each Investor acknowledge and agree that the payment of all or any portion of the outstanding principal amount of any Note and all interest thereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to this Agreement. Upon repayment of any amounts on any Note, the Company shall as promptly as reasonably practicable make available with such repayment an accounting that sets forth the repayments made to all holders of Notes issued hereunder. In the event that the Investor receives payments in excess of such Investor’s pro rata share of the Company’s payments to the holders holding all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

7.15 Repayment Right. The holder of any Note sold in the Financing shall have the right to be repaid any and all principal and interest due by the Company to any such holder of a Note from any and all proceeds of the Company resulting from any sale of assets and any sale and issuance of and debt or equity securities. Any payment by the Company to holders of Notes shall be shall be pari passu in right of payment.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:

OPTI-HARVEST, INC.

By:
Name:	Jonathan Destler
Title:	Chief Executive Officer

Address:	1801 Century Park East, Suite 520
Los Angles, California 90067

(Signature Page to Opti-Harvest, Inc. Note and Warrant Purchase Agreement)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

INVESTOR:

By:
Name:
Title:

Address:

(Signature Page to Opti-Harvest, Inc. Note and Warrant Purchase Agreement)

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EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address	Note Principal Amount	Warrant Purchase Price	Total Purchase Price
TOTALS:	$	$	$

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EXHIBIT B

FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

OPTI-HARVEST, INC.

SENIOR CONVERTIBLE PROMISSORY NOTE

$___________	_____________, 2021

Opti-Harvest, Inc., a Delaware corporation (“Obligor”), for value received, hereby promises to pay to the order of _______________, a _____________ corporation (“Payee”), the aggregate principal amount outstanding of _____________ United States Dollars ($______________; the “Principal”) under this Senior Convertible Promissory Note (hereinafter sometimes referred to as this “Note”) upon maturity as set forth below together with interest as set forth herein. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This Note carries an original issue discount of $_____________, amounting to 15% of the Principal.

1. Note and Warrant Purchase Agreement. This Note is being issued in conjunction with that certain Note and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”) where the capitalized terms used herein shall have the meanings prescribed for in the Purchase Agreement. The debts, liabilities and obligations of Obligor to Payee under this Note, including all unpaid principal and all interest accrued hereon, whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined shall be referred to as the “Obligations”. All payments shall be applied first to accrued interest, and thereafter to principal.

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2. Interest Rate. The outstanding principal amount shall bear interest from the date of this Note at a rate of twelve percent (12%) per annum (the “Interest Rate”). Interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days. Notwithstanding any provision in this Note to the contrary, any interest payable hereunder shall automatically accrue and be capitalized to the principal amount of this Note (“PIK Interest”), and shall thereafter be deemed to be a part of the principal amount of this Note, unless such interest is paid in cash on or prior to the maturity date of this Note, as provide in Section 6 hereof. All PIK Interest that has accrued and has not been paid in cash shall be payable in cash on the maturity date provided in Section 6 hereof.

3. Default Rate. Upon the occurrence of an Event of Default (as defined herein) under this Note, interest shall accrue on all outstanding principal at a rate equal to the Interest Rate plus one percent (1%) per annum (the “Default Rate”).

4. Prepayment. This Note may not be prepaid by the Company without the prior written consent of the Payee.

5. Priority. This Note shall rank senior to any and all other loans, advances, debts, liabilities, obligations, covenants and duties of Obligor.

6. Maturity Date. This Note shall become due and payable in lawful money of the United States of America, and in any event the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be due on earlier of (i) the consummation of the first underwritten public offering (the “IPO”) of Obligor pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by Obligor of not less than $10,000,000 of its equity securities, as a result of or following which Obligor shall be a reporting issuer under the Securities and Exchange Act of 1934, as amended, and its common stock (the “Common Stock”) shall be listed on the Nasdaq Stock Market, and (ii) twelve months from the funding of the Principal to Obligor.

7. Conversion Right.

(a) Conversion at Option of Payee.

(i) This Note shall be convertible into shares of Common Stock at the option of the Payee, in whole or in part at any time and from time to time, after the date of this Note (subject to the limitations on conversion set forth in Section 7(b) hereof). The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Note to be converted by (y) the Conversion Price (as defined in Section 7(c)(i)). Obligor shall deliver Common Stock certificates to the Payee prior to the fifth (5th) trading day after a Conversion Date.

(ii) The Payee shall effect conversions by delivering to Obligor a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”). The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Payee is converting the entire principal and interest amount outstanding under this Note, the Payee is not required to physically surrender this Note to Obligor in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Payee and Obligor shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Payee shall be controlling and determinative in the absence of manifest error.

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(b) Certain Conversion Restrictions.

(i) Obligor shall not effect any conversions of this Note and the Payee shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Payee, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Payee will not be obligated to report to Obligor the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Payee or an affiliate thereof, the Payee shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Payee determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Payee. If the Payee has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Payee or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, Obligor shall notify the Payee of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described herein and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Payee (but only as to itself and not to any other Payee) upon not less than 65 days prior notice to Obligor only upon an Event of Default. Other Payees shall be unaffected by any such waiver.

(c) Conversion Price and Adjustments to Conversion Price.

(i) The conversion price in effect on any Conversion Date shall be equal to 80% of the offering price per share of common stock in the IPO (the “Conversion Price”). The Conversion Price may be adjusted pursuant to the terms of this Note. In the event that the IPO is not consummated within 12 months of the date of this Note, then the Conversion Price shall be equal to 65% of the offering price per share of common stock in the IPO. In the event that the IPO is not consummated within 24 months of the date of this Note, then the Conversion Price shall be equal to 50% of the offering price per share of common stock in the IPO.

(ii) If Obligor, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of Obligor, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(iii) If Obligor, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Payee) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

(iv) If Obligor, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to the Payee) evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which this Note shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Payee of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. “Closing Bid Price” shall mean the price per share in the last reported trade of the Common Stock of Obligor on the exchange or other market which the Common Stock of Obligor is then listed as quoted by Bloomberg, LP.

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(v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Payee shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Payee of this Note shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require Obligor to prepay the outstanding principal amount of this Note, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

(vi) Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, Obligor shall promptly mail to the Payee a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(vii) If (A) Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Obligor is a party, any sale or transfer of all or substantially all of the assets of Obligor, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Obligor; then, in each case, Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Payee at its last address as it shall appear upon the stock books of Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Payee is entitled to convert this Note during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

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(viii) In case of any (1) merger or consolidation of Obligor or any subsidiary of Obligor with or into another entity or person, or (2) sale by Obligor or any subsidiary of Obligor of more than one-half of the assets of Obligor in one or a series of related transactions, a Payee shall have the right to (A) exercise any rights under Section 2(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by Payees of Common Stock following such merger, consolidation or sale, and such Payee shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Payee a convertible Note with a principal amount equal to the aggregate principal amount of this Note then held by such Payee, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Payee of this Note set forth herein and the agreements pursuant to which this Notes were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Notes shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Payee the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(d) Other Provisions.

(i) Obligor shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within three (3) business days following the receipt by Obligor of a Payee’s notice that such minimum number of Underlying Shares is not so reserved, Obligor shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) All calculations under this Section 7 shall be rounded up to the nearest $0.0001 or whole share.

(iii) Obligor covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Payee, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of Obligor as to reservation of such shares set forth in this Note) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

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(iv) Upon a conversion hereunder Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Bid Price at such time. If Obligor elects not, or is unable, to make such a cash payment, the Payee shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(v) The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Payee thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Payee of such Note so converted and Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Obligor the amount of such tax or shall have established to the satisfaction of Obligor that such tax has been paid.

(vi) Nothing herein shall limit a Payee’s right to pursue actual damages or declare an Event of Default herein for Obligor ‘s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Payee shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Payee from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

8. Cancellation of Note. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

9. Events of Default. Any of the following events which shall occur shall constitute an “Event of Default”:

a. Obligor shall fail to pay when due any amount of principal or interest hereunder or other amount payable hereunder, where such failure continues for five (5) days after receipt of written notice from Payee specifying such failure;

b. Any representation or warranty made or furnished by or on behalf of Obligor to Payee in writing in connection with this Note or the Purchase Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

c. Obligor becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”); and, in the case of an involuntary Insolvency Proceeding, such Insolvency Proceeding is not dismissed within ninety (90) days after filing.

Upon the occurrence of any Event of Default, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default, and Payee may exercise from time to time any of the rights and remedies available under this Note or under applicable law.

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10. Time is of the Essence. Time is of the essence in the performance of this Note.

11. Waivers. Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note.

12. Fees and Costs. If the Indebtedness presented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable thereon, reasonable attorneys’ fees and costs incurred by Payee.

13. Amendments and Waivers. No amendment or waiver of any provision of the Note, nor consent to any departure by Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Payee and the Obligor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Obligor, Payee and each transferee of this Note.

14. Notices. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three business days following deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Payee:	___________________
___________________
___________________
___________________

If to Obligor:	Opti-Harvest, Inc.
1801 Century Park East, Suite 520
Los Angeles, California 90067

Any payment shall be deemed made upon receipt by Payee. Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

15. Usury. Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, the note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

16. Further Assurances. Each party shall execute, acknowledge, deliver, file, notarize and register (at its own expense) all documents, instruments, certificates, agreements and assurances and provide all information and take or forbear from all such action as the other party may reasonably deem necessary or appropriate to achieve the purposes of this Note or satisfy the Obligations hereunder.

17. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or be invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

18. Construction. This Note is the result of negotiations among, and has been reviewed by, the Obligor, the Payee and their respective counsel. Accordingly, this Note shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Obligor or the Payee.

19. Governing Law and Jurisdiction. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law rules of the State of New York or of any other jurisdiction.

(Signature Page Follows)

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IN WITNESS WHEREOF, Obligor has executed this Senior Secured Promissory Note as of the date first written above.

Obligor:

OPTI-HARVEST, INC.

By:
Name:	Jonathan Destler
Title:	Chief Executive Officer

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EXHIBIT A

CONVERSION NOTICE

(To be executed by the Payee in order to Convert the Note)

TO: Opti-Harvest, Inc.

The undersigned hereby irrevocably elects to convert $ of he principal amount of that certain Senior Convertible Promissory Note dated __________, 2021, in the principal amount of $______ into Shares of Common Stock of Opti-Harvest, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Amount to be converted:	$
Conversion Price:	$
Number of shares of Common Stock to be issued:
Amount of Note Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number:

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EXHIBIT C

FORM OF WARRANT TO PURCHASE SHARES

WARRANT TO PURCHASE SHARES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

Purchase Price [Warrant Purchase Price]	Dated as of __________, 2021 Void after the date specified in Section 8

OPTI-HARVEST, INC.

WARRANT TO PURCHASE SHARES

No. [Warrant Number]

THIS CERTIFIES THAT, for value received, [Investor], or its registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Opti-Harvest, Inc., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Note and Warrant Purchase Agreement, dated as of ________________, 2021, by and among the Company and the Investors described therein (the “Note and Warrant Purchase Agreement”). This Warrant is one of the series of “Warrants” issued pursuant to the Note and Warrant Purchase Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note and Warrant Purchase Agreement and/or the form of subordinated convertible promissory note attached as Exhibit B to the Note and Warrant Purchase Agreement (the “Note”, and together with each other Note issued pursuant to the Note and Warrant Purchase Agreement, the “Notes”). The Holder of this Warrant is subject to certain restrictions as set forth in the Note and Warrant Purchase Agreement.

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The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Definition of Shares. “Shares” shall mean the shares of Common Stock of the Company.

(b) Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to the number of Shares that equals the quotient obtained by dividing: (i) the Warrant Coverage Amount, by (ii) the Conversion Price, prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(c) Exercise Price. The exercise price per Share shall be equal to 115% of the offering price per share of common stock of the Company in its first underwritten public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of not less than $10,000,000 of its equity securities, as a result of or following which the Company shall be a reporting issuer under the Securities and Exchange Act of 1934, as amended, and its common stock shall be listed on the Nasdaq Stock Market, subject to adjustment pursuant hereto (the “Exercise Price”).

(d) Exercise Period. This Warrant shall be exercisable, in whole or in part: (i) after the earlier to occur of: (A) the consummation of the IPO; or (B) six months after the date of this Warrant; and (ii) prior to (or in connection with) the expiration of this Warrant as set forth in Section 8.

(e) Warrant Coverage Amount. The “Warrant Coverage Amount” shall mean the amount obtained by multiplying: (A) one hundred percent (100%); by (B) aggregate principal amount of the Holder’s Note(s) delivered pursuant to the Note and Warrant Purchase Agreement.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise, in the form of Exhibit A hereto (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to: (A) the Exercise Price; multiplied by (B) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company.

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(b) Net Issue Exercise. If the Shares underlying this Warrant are not registered as part of the Company’s registration statement the subject of its IPO and filed with the Securities and Exchange Commission within six months of the date of issuance of this Warrant, then in lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being cancelled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate), together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder.

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A	=	The fair market value of one Share (at the date of such calculation).

B	=	The Exercise Price (as adjusted to the date of such calculation).

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of: (A) the average of the closing bid prices of the Common Stock or the closing price quoted on the national securities exchange on which the Common Stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of the fair market value; and (B) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per Share shall be the product of: (A) the per share offering price to the public of the Company’s initial public offering; and (B) the number of shares of Common Stock into which each Share is convertible at the time of such exercise, as applicable.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

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(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction of a share.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the Notice of Exercise.

(f) Automatic Exercise Upon Change of Control. To the extent this Warrant is not previously exercised and if the Company will consummate a Change of Control, this Warrant shall be deemed automatically exercised in accordance with Section 2(b) above (even if not surrendered) immediately prior to the consummation of such Change of Control; provided, however, that the Holder may, at the Holder’s option, elect to exercise this Warrant in accordance with Section 2(a) above prior to the Company’s consummation of such Change of Control. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2(f), the Company (or its successor entity) agrees to notify the Holder within a reasonable period of time of the number of Shares, if any (or the consideration payable for such number of Shares in connection with such Change of Control, if any), that the Holder is entitled to receive by reason of such automatic exercise. If applicable, the Company shall not be required to deliver any stock certificate(s) evidencing any Shares issuable upon such automatic exercise unless and until the Company has received the original of this Warrant. The Company shall provide the Holder with prior notice of the Company’s contemplated consummation of any such Change of Control in accordance with Section 7 below.

(g) Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Preferred Stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of Common Stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Preferred Stock (and shares of Common stock for issuance upon conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Preferred Stock (and shares of Common Stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

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4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting such a change of address.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including, without limitation, compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form, attached hereto as Exhibit B (the “Assignment Form”)), and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

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5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. Subject to Section 5(b) below, this Warrant may not be transferred or assigned, in whole or in part, without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by the Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of Common Stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii)(A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, in substantially the form of Exhibit A-1 hereto, that the Securities are being acquired (1) solely for the transferee’s own account and not as a nominee for any other party, (2) for investment and (3) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with evidence satisfactory to the Company that such disposition will not require registration of such Securities under the Securities Act, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Holder to the Company. The Company agrees that it will not require an opinion of counsel for a transfer pursuant to Rule 144 of the Securities Act except in unusual circumstances.

(b) Permitted Transfers. The following transfers shall not be subject to Section 5(a): (i) a transfer not involving a change in beneficial ownership; or (ii) transactions involving the distribution without consideration of Securities by any Holder to: (A) a parent, subsidiary or other affiliate of a Holder that is a corporation, (B) any of the Holder’s partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (C) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, however, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, in substantially the form of Exhibit A-1 hereto, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

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(d) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(e) Market Stand-off Legend. The Shares and Common Stock issued upon exercise hereof or conversion thereof shall also be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(f) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(g) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(c) stamped on a certificate evidencing the Shares (and the Common Stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if: (i) such securities are registered under the Securities Act; or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

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6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause a deemed net exercise pursuant to Section 2(f)) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the Securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of Securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of the Securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such Securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the Securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such Securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth: (i) such adjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

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7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than: (i) dividends or distributions otherwise provided for in Section 6; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal or first offer contained in agreements providing for such rights; or (iv) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b) the voluntary liquidation, dissolution or winding up of the Company;

(c) a Change of Control; or

(d) any transaction resulting in the expiration of this Warrant pursuant to Section 8(b).

the Company shall send to the Holder of this Warrant at least ten (10) calendar days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b), (c) or (d), as applicable. The notice provisions set forth in this Section 7 may be shortened or waived prospectively or retrospectively by the consent of the holders of greater than fifty percent (50%) of the aggregate Warrant Coverage Amount of all Warrants issued pursuant to the Note and Warrant Purchase Agreement (a “Majority in Interest of Warrant Holders”).

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Pacific time, on ______________, 2024.

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

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10. Market Stand-off. Each Holder agrees that all Shares shall be subject to the market standoff provisions of Section 2.10 of that certain Investors’ Rights Agreement dated the date hereof, by and between the Company and the first purchaser of this Warrant.

11. Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and a Majority in Interest of the Warrant Holders; provided, however, that in no event may any such amendment, waiver, discharge or termination materially adversely affect any holder of a Warrant in a different or disproportionate manner than the other holders of Warrants issued under the Note and Warrant Purchase Agreement unless agreed to in writing by such materially adversely affected holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 11(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of capital stock issuable upon exercise of the Warrants. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 11(a).

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder, with a copy (which shall not constitute notice) to Thomas E. Puzzo, Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given: (A) if delivered by hand, messenger or courier service, when delivered; (B) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (C) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

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(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(e) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT. This Section 11(g) shall not restrict the Holder or the Company from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(i) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(j) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto), the Notes, the Note and Warrant Purchase Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Company and the Holder with respect to the subject matters hereof and thereof and supersede all prior agreements and understandings relating to the subject matters hereof and thereof.

(Signature Page Follows)

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The Company signed this Warrant as of the date first written above.

COMPANY:

OPTI-HARVEST, INC.

By:
Name:	Jonathan Destler
Title:	Chief Executive Officer

Address:
1801 Century Park East, Suite 520
Los Angeles, California 90067

(Signature Page to Opti-Harvest, Inc. Warrant)

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EXHIBIT A

NOTICE OF EXERCISE

TO:	OPTI-HARVEST, INC. (the “Company”)

Attention:	Chief Executive Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached Warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached Warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached Warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e):

☐ Yes          ☐ No

If “Yes,” indicate the applicable condition:

_____________________________________________________________]

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

The undersigned

Other—Name:    ____________________________________

Address: __________________________________

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(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached Warrant in the name of:

☐ The undersigned

☐ Other—Name:   ________________________________

Address:   ________________________________

                  ________________________________

☐ Not applicable

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

(7)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws by: (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records); (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records); (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting; or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature Page to the Notice of Exercise)

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EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	OPTI-HARVEST, INC.

SECURITIES:	THE WARRANT ISSUED ON ______________, 2021 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

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5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

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11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

13. Market Stand-off. The Investor agrees that all Securities shall be subject to the market standoff provisions of Section 2.10 of the Investors’ Rights Agreement

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

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EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	OPTI-HARVEST, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES ISSUED ON _____________ ___, 2021 (THE “WARRANT”)

DATE:	____________________________________

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint_________________ as attorney to make such transfer on the books of OPTI-HARVEST, INC., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

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(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

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EXHIBIT D

SCHEDULE OF EXCEPTIONS

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EXHIBIT E

FORM OF INVESTORS’ RIGHTS AGREEMENT

OPTI-HARVEST, INC.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made as of ___________, 2021, by and among Opti-Harvest, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS: The Company proposes to sell the Company’s senior convertible promissory notes and warrants to the Investors pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”).

WHEREAS: It is a condition to the Financing that the Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Change of Control” means a transaction as a result of which the owners of voting equity interests in the Company immediately before the transaction do not own at least 50% of the combined voting power (on a fully diluted basis) of the successor entity, including: (A) the sale of more than 50% of the combined voting power (on a fully diluted basis) of the Company’s equity interests; (b) the merger or consolidation of the Company, as a result of which the owners of voting equity interests in the Company immediately before such merger or consolidation do not immediately after such merger or consolidation own at least 50% of the combined voting power (on a fully diluted basis) of the successor entity; (c) a sale of all or substantially all of the assets of the Company to an entity in which the owners of voting equity interests in the Company immediately before such sale do not immediately after such sale own at least 50% of the combined voting power of the successor entity.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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(c) “Common Stock” means the Common Stock of the Company.

(d) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Notes and exercise of the Warrants sold in the Financing.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(j) “Initiating Holders” shall mean the Holders who in the aggregate hold not less than 20% of the outstanding Registrable Securities.

(k) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(l) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(m) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(n) “Qualified IPO” shall mean the first underwritten public offering of the Company pursuant to an effective registration statement under the Securities Act, covering the offer and sale by the Company of not less than $10,000,000 of its equity securities, as a result of or following which the Company shall be a reporting issuer under the Exchange Act and its Common Stock is listed on the Nasdaq Stock Market.

(o) “Registrable Securities” shall mean: (i) shares of Common Stock issued or issuable pursuant to the conversion of the Notes and the Warrants held by the Investors and their permitted assigns to whom rights hereunder are properly transferred in accordance with the terms hereof, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

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(p) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(q) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and up to $35,000 in fees and expenses (per registration) for one special counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(r) “Charter” shall mean the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

(s) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(t) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(u) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(v) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(x) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(y) “Shares” shall mean collectively the Note Conversion Shares and Warrant Shares, as such terms are defined in the Purchase Agreement.

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(z) “Significant Holders” shall have the meaning set forth in Section 3.1(a) hereof.

(aa) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to one hundred and eighty (180) days following the effective date of a Qualified IPO;

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) for which the aggregate offering price to the public is less than $5,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; and

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If: (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President and/or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than one (1) time in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders holding a majority of the Registrable Securities held by such Initiating Holders, which underwriters are reasonably acceptable to the Company.

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Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within fifteen (15) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

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(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(i) Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is the Company’s Qualified IPO and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3 or any comparable or successor form or forms, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

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(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by such Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

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2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) Keep such registration effective for a period of ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.5(a) above;

(c) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Cooperate with any due diligence investigation undertaken by the Holders, including without limitation by making available documents and information, as reasonably requested;

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(h) Obtain and furnish usual and customary opinions of counsel to the Company and “comfort” letters from the auditors of the Company;

(i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into (and perform its obligations under) an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided further, however, that a Holder will not by any provision in this Agreement be required to enter into any agreement or undertaking in connection with any registration in this Section 2.5 providing for any indemnification or contribution on the part of the Holder greater than the Holder’s obligations under Section 2.6 hereof;

(k) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, financial and other records, pertinent corporate documents, and properties of the Company, each as reasonably requested, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

(l) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action as such expenses are incurred; provided that the Company will not be liable in any such case to the extent that such untrue statement (or alleged untrue statement), omission (or alleged omission) or violation (or alleged violation) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

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(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided that in no event shall any indemnity under this Section 2.6(a), when taken together with any contribution under Section 2.6(d), exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount, when taken together with any indemnity under Section 2.6(b), in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

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2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers include: (i) a transfer not involving a change in beneficial ownership; (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder (each, an “Affiliated Transfer”); or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a reasonably detailed description of the manner and circumstances of the proposed disposition. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

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(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF AN INITIAL PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which shall, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

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(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Standoff Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) (or other) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver by the Company or the underwriters or termination of the restrictions set forth in this Section 2.10 or such agreements shall apply pro rata (based on the number of shares subject to such restrictions and/or agreements) to all Holders.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than one hundred thousand (100,000) shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, and the like) (or all shares of Registrable Securities held by such Holder, if less); provided that (i) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (ii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10; provided, however, Affiliated Transfers shall not be subject to any minimum threshold requirements.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, following an Initial Public Offering on which such Holder, together with its affiliates, holds less than 1% of the Company’s then outstanding capital stock and all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, (ii) three (3) years after the closing of a Qualified IPO or (iii) upon a Change of Control where the Holders receive in exchange for their shares of Registrable Securities cash or equity securities traded on a nationally recognized exchange.

Section 3

Information Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least one million (1,000,000) Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each, a “Significant Holder”):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, (x) a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company and (y) a capitalization table in reasonable detail;

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(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, (x) an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments and (y) a capitalization table in reasonable detail; and

(iii) As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(b) Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be convenient to the Company and such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

(c) Qualified Small Business Stock. The Company agrees that for so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code), it will use commercially reasonable efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Internal Revenue Code and any regulations promulgated thereunder; provided, however, that “commercially reasonable efforts” as used in this Section 3.1(c) shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

(d) Independent Appraisal. Within three (3) months after the date of this Agreement, the Company shall present to the Board of Directors and any Investor the results of an independent appraisal, that meets certain requirements of the Internal Revenue Code, of the value of the Common Stock. The Company will obtain an updated appraisal from time to time as may be reasonably required to facilitate compliance with Section 409A of the Internal Revenue Code and the safe harbor provisions thereunder.

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3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or similar confidential information of the Company. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use any such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys or to any prospective purchaser of any Registrable Securities from such Holder), except in connection with the exercise of rights under this Agreement, unless (i) such Holder has received the prior written consent of the Company, (ii) the Company has made such information available to the public or (iii) such Holder is required to disclose such information by a governmental authority.

3.3 Termination of Covenants. The covenants set forth in Sections 3.1 to 3.2 shall terminate and be of no further force and effect after the closing of the earlier of (i) a Qualified IPO or (ii) upon a Change of Control where the Holders receive in exchange for their shares of Registrable Securities cash or equity securities traded on a nationally recognized exchange. The covenants set forth in Section 3.1 and 3.2 shall also terminate and be of no further force and effect after the Company becomes subject to the provisions of the Exchange Act.

Section 4

Right of First Refusal

4.1 Right of First Refusal to Investors. The Company hereby grants to each Investor the right of first refusal to purchase up to 20% of its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by said Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly). Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor’s portion on a pro rata basis until all such New Securities as to which the Investors had a right of first refusal have been subscribed for. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days after any such notice is mailed or delivered (the “Election Period”) to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

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(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within the Election Period, the Company shall have thirty (30) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Investors’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Investors delivered pursuant to Section 4.1(b). In the event the Company has not sold within such thirty (30) day period following the Election Period, or such sixty (60) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to the first to occur of: (i) a Qualified IPO, or (ii) upon a Change of Control where the Holders receive in exchange for their shares of Registrable Securities cash or equity securities traded on a nationally recognized exchange.

Section 5

Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that any person acquiring shares of, or securities exercisable for or convertible into shares of, Registrable Securities after the date of this Agreement may become a party to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this Section 5.1 or any consent or approval of any other Holder; provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor or group of Investors different from other Investors or group of Investors, the consent of such Investor or group of Investors, as the case may be, shall also be required for such amendment, waiver, discharge or termination; and provided further, that neither this Agreement nor any term hereof may be amended, waived, discharged or terminated without the consent of a Significant Holder, unless such amendment, waiver, discharge or termination applies to all Significant Holders in the same manner, including any amendment of the defined term “Significant Holder.” Any such amendment, waiver, discharge or termination effected in accordance with this Section 5.1 shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that, subject to the limitations set forth in this Section 5.1, by the operation of this Section 5.1, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144 and, excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by Holders whose rights to request registration or inclusion in any registration pursuant to Section 5 have terminated in accordance with Section 2.14), jointly and not severally, will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

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5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 1801 Century Park East, Suite 520, Los Angeles, California 90067, Attn: Chief Financial Officer, or at such other address as the Company shall have furnished in writing to the Investors, with a copy (which shall not constitute notice) to Thomas E. Puzzo, Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each party hereto agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on Exhibit A. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

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5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within the State of Delaware, without regard to principles of conflicts of law.

5.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company, except (i) to any affiliate or (ii) to an assignee or transferee who acquires at least 1,000,000 Shares and/or Registrable Securities (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee; provided, however, that if the Board of Directors of the Company advises the applicable Investor, within ten (10) days after the Company has received written notice of the proposed transfer, that the Board of Directors has determined in good faith that the assignee or transferee acquiring such shares pursuant to the preceding clause (ii) is a competitor of the Company, such assignment, transfer, delegation, or sublicense shall be void. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be prohibited. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

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5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Electronic Execution and Delivery. An electronic reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by scanned e-mail attachment or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the courts in Los Angeles County in the state of California (or in the event of exclusive federal jurisdiction, the courts of the Southern District of California).

5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation or its Bylaws, the terms of the Company’s Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.14 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15 Aggregation of Stock. All securities held or acquired by affiliated entities (including without limitation, affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

5.16 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this Section 5.16 is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Los Angeles County. This Section 5.16 shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered Investors’ Rights Agreement effective as of the day and year first above written.

COMPANY:

OPTI-HARVEST, INC.

By:
Name:	Jonathan Destler
Title:	Chief Executive Officer

(Signature Page to Opti-Harvest, Inc. Investors’ Rights Agreement)

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

By:
Name:
Title:

Address:

 ______________________

______________________

______________________

(Signature Page to Opti-Harvest, Inc. Investors’ Rights Agreement)

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EXHIBIT A

INVESTORS

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SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investors Rights Agreement, dated as of _____________, 2021 as amended and/or restated from time to time (the “Agreement”):

1.	Waiver of 15 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 15-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by Opti-Harvest, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in $ in New Securities proposed to be issued by Opti-Harvest, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $[ ] in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $[ ] in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $[ ] in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Opti-Harvest, Inc. will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

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EXHIBIT A

INVESTORS

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EXHIBIT F

FORM OF SECRETARY’S CERTIFICATE

OPTI-HARVEST, INC.

SECRETARY’S CERTIFICATE

__________________, 2021

Reference is made to that certain Note and Warrant Purchase Agreement, dated as of ______________, 2021, by and among Opti-Harvest, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the and the persons and entities listed on the Schedule of Investors attached thereto as Exhibit A (the “Note and Warrant Purchase Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Note and Warrant Purchase Agreement. This Secretary’s Certificate (this “Certificate”) is being delivered pursuant to Section 5.6(a) of the Note and Warrant Purchase Agreement.

I, Jonathan Destler, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1. Attached hereto as Exhibit A are true and correct copies of: (i) the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on June 20, 2016, as amended and as in effect as of the date hereof. No steps have been taken by the Board of Directors (the “Board”) or stockholders of the Company to effect or authorize any amendment or other modification to the Certificate of Amendment.

2. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended to date and in effect as of the date hereof (the “Bylaws”). No steps have been taken by the Board or stockholders of the Company to effect or authorize any amendment or other modification to such Bylaws.

3. Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Board on ____________, 2021, which resolutions authorize the execution, delivery and performance by the Company of the Note and Warrant Purchase Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby. Such resolutions were adopted in compliance with the Company’s certificate of incorporation as in effect when adopted and Bylaws as in effect when adopted and are in full force and effect as of the date hereof and have not been amended, modified or rescinded. No other resolutions have been adopted relating to such subject matter by the Board or any committee thereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first written above.

Jonathan Destler, Secretary

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